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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated February 28, 2005, except Note 20, as to which the date is May 2, 2005 in the Registration Statement (Form S-8 No. 333-120411) and related Prospectus of Vyteris Holdings (Nevada), Inc. for the registration of 2,901,902 shares of its common stock.

                                                 /s/ Ernst & Young LLP

MetroPark, New Jersey
October 4, 2005